UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2008

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

(a)
Although QSGI has performed its monetary obligations pursuant to its credit facility, Wells Fargo, NA notified QSGI by letter dated February 6, 2008 that it did not meet certain operating metrics in its credit facility for its fiscal year ended December 31, 2007.   While the Bank has indicated to QSGI that such an event constitutes a default under the credit facility, it continues to work with QSGI in a cooperative and constructive manner in order to allow QSGI to continue toward its operating goals of growth and profitability.  As a consequence, Wells Fargo has charged QSGI a fee of $20,000 for maintaining the existing credit facility and notified the company that it will amend its borrowing rate to that of the Applicable Borrowing Base of Prime plus 2.5%.  Prior to the letter, the interest charged was 8.75%.  The current interest charged will be 8.5%.  Should the Company come back into compliance, interest will be reduced to the Prime rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: February 12, 2008	By:	/S/ Edward L. Cummings
Edward L. Cummings
Chief Financial Officer and Treasurer